UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR SECTION 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 8, 2021

Teledyne Technologies Incorporated

(Exact name of registrant as specified in its charter)

Delaware	1-15295	25-1843385
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

	1049 Camino Dos Rios Thousand Oaks, California	91360-2362
	(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (805) 373-4545

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	TDY	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

Teledyne Technologies Incorporated is providing the disclosure set forth below, in connection with a registered offering of senior unsecured notes. This information should be read in conjunction with the risk factors in our Annual Report on Form 10-K for the fiscal year ended January 3, 2021, and the information under the caption “Cautionary Statement Regarding Forward-Looking Statements” in this Current Report on Form 8-K.

On January 4, 2021, Teledyne Technologies Incorporated, a Delaware corporation (“Teledyne”), and FLIR Systems, Inc., a Delaware corporation (“FLIR”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which Teledyne will acquire FLIR. The Merger Agreement provides for a business combination in which Firework Merger Sub I, Inc., a Delaware corporation and wholly owned subsidiary of Teledyne (“Merger Sub I”), will merge with and into FLIR (the “First Merger”), with FLIR surviving as a wholly owned subsidiary of Teledyne, and (ii) immediately following the completion of the First Merger, FLIR, as the surviving corporation of the First Merger, will merge (such merger, the “Second Merger” and, together with the First Merger, the “Mergers”) with and into Firework Merger Sub II, LLC, a Delaware limited liability company and wholly owned subsidiary of Teledyne (“Merger Sub II”), with Merger Sub II surviving the Second Merger and continuing as a wholly owned subsidiary of Teledyne. A copy of the Merger Agreement is included as Annex A to the accompanying joint proxy statement/ prospectus.

Pursuant to the Merger Agreement, at the effective time of the First Merger (the “Effective Time”), each share of FLIR common stock, $0.01 par value per share (“FLIR Common Stock”), issued and outstanding immediately prior to the Effective Time (other than shares owned or held by (x) Teledyne or any of its subsidiaries, (y) in treasury or otherwise by FLIR or any of its subsidiaries and (z) any person who is entitled to demand and properly demands appraisal of such shares under Delaware law) will automatically convert into the right to receive (i) $28.00 in cash and (ii) 0.0718 shares of Teledyne common stock, $0.01 par value per share (“Teledyne Common Stock”). Teledyne Common Stock is traded on the New York Stock Exchange under the symbol “TDY,” and FLIR Common Stock is traded on the Nasdaq Global Select Market under the symbol “FLIR.”

FLIR will hold a virtual special meeting of the FLIR stockholders (the “FLIR Special Meeting”) to consider certain matters relating to the Mergers. At the FLIR Special Meeting, FLIR stockholders will be asked to consider and vote on (i) a proposal to adopt the Merger Agreement (the “FLIR Merger Proposal”), (ii) a proposal to approve, on a non-binding, advisory basis, the compensation that will or may become payable to FLIR’s named executive officers in connection with the Mergers, and (iii) a proposal to approve one or more adjournments of the FLIR Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to approve the FLIR Merger Proposal at the time of the FLIR Special Meeting.

Teledyne will hold a virtual special meeting of the Teledyne stockholders (the “Teledyne Special Meeting”) to consider certain matters relating to the Mergers. At the Teledyne Special Meeting, Teledyne stockholders will be asked to consider and vote on (i) a proposal to approve the issuance of shares of Teledyne Common Stock in connection with the transactions contemplated by the Merger Agreement (the “Teledyne Share Issuance Proposal”), and (ii) a proposal to approve one or more adjournments of the Teledyne Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to approve the Teledyne Share Issuance Proposal at the time of the Teledyne Special Meeting.

RISK FACTORS

Risks Related to the Mergers

The merger consideration is fixed and will not be adjusted. Because the market price of Teledyne Common Stock may fluctuate, FLIR stockholders cannot be sure of the market value of the stock consideration they will receive in exchange for their shares of FLIR Common Stock in connection with the Mergers.

Pursuant to the Merger Agreement, at the Effective Time, each share of FLIR Common Stock issued and outstanding immediately prior to the Effective Time (other than shares owned or held by (x) Teledyne or any of its subsidiaries, (y) in treasury or otherwise by FLIR or any of its subsidiaries and (z) any person who is entitled to demand and properly demands appraisal of such shares under Delaware law) will automatically convert into the right to receive (i) $28.00 in cash and (ii) 0.0718 shares of Teledyne Common Stock. The aggregate proportion of the merger consideration payable in Teledyne Common Stock is fixed and will not be adjusted for changes in the stock prices of either Teledyne Common Stock or FLIR Common Stock before the Mergers are completed. Accordingly, the market value of the stock consideration that FLIR stockholders will receive will vary based on fluctuations in the price of Teledyne Common Stock until the time the Mergers are completed.

The market prices of shares of Teledyne Common Stock and FLIR Common Stock have fluctuated since the date of the announcement of the Merger Agreement and will continue to fluctuate from the date of this filing to the date the Mergers are completed. Share price changes may result from numerous factors, including changes in the respective business operations and prospects of Teledyne and FLIR, changes in general market and economic conditions and regulatory considerations. Many of these factors are beyond the control of Teledyne or FLIR. No assurance can be given concerning the market prices of shares of Teledyne Common Stock and shares of FLIR Common Stock before completion of the Mergers. For additional information regarding the value of the implied merger consideration and the impact of the changes in the market prices of Teledyne Common Stock and FLIR Common Stock.

Neither party has a right to terminate the Merger Agreement based solely upon changes in the market price of Teledyne Common Stock.

Completion of the Mergers is subject to a number of conditions, some of which are outside of the parties’ control, and if any of these conditions are not satisfied or waived, the Mergers will not be completed.

The Merger Agreement contains a number of conditions that must be satisfied (or waived) before the parties are required to consummate the Mergers. Those conditions include, among other conditions:

•	the approval by FLIR’s stockholders of the FLIR Merger Proposal;

•	the approval by Teledyne’s stockholders of the Teledyne Share Issuance Proposal;

•	the approval for listing on the New York Stock Exchange (“NYSE”), subject to official notice of issuance, of the shares of Teledyne Common Stock to be issued to FLIR stockholders in the First Merger;

•

the receipt of certain regulatory approvals, including the expiration or termination of any applicable waiting period (and any extension thereof) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”) and under the antitrust laws of certain non-U.S. jurisdictions;

•	the absence of any temporary restraining orders, injunctions or other legal restraints that have the effect of preventing or making illegal the consummation of the Mergers;

•	the effectiveness under the Securities Act of 1933, as amended (the “Securities Act”) of the registration statement on Form S-4;

•	subject to certain materiality exceptions, the accuracy of the representations and warranties of the parties;

•	compliance by the parties in all material respects with their respective covenants under the Merger Agreement;

•	the absence of a material adverse effect on either party since the date of the Merger Agreement; and

•

the receipt by FLIR of a tax opinion substantially to the effect that for United States federal income tax purposes the Mergers, taken together, will qualify as a “tax free reorganization” under Section 368(a) of the Code.

The required satisfaction or waiver of the foregoing conditions could delay the completion of the Mergers for a significant period of time or prevent it from occurring at all. Any delay in completing the Mergers could cause the parties not to realize some or all of the benefits that the parties expect to achieve following the completion of the Mergers. There can be no assurance that the conditions to the closing of the Mergers will be satisfied or waived or that the Mergers will be completed. For a more complete summary of the conditions that must be satisfied or waived prior to completion of the Mergers.

In order to complete the Mergers, Teledyne and FLIR must make certain governmental filings, including under the HSR Act, and obtain certain governmental authorizations, and if such filings and authorizations are not made or granted or are granted with conditions to the parties, the closing of the Mergers may be jeopardized or the anticipated benefits of the Mergers may be reduced.

The closing of the Mergers is conditioned upon the expiration or termination of any applicable waiting period (and any extension thereof) under the HSR Act and the receipt of other clearances, authorizations, consents or approvals required under certain other domestic and foreign laws. Although Teledyne and FLIR have agreed in the Merger Agreement to use their reasonable best efforts, subject to certain limitations, to make certain governmental filings or obtain the required governmental clearances and authorizations, as the case may be, there can be no assurance that the relevant waiting periods will expire or that the relevant clearances and authorizations will be obtained. In addition, the governmental authorities with or from which these authorizations are required have broad discretion in administering the governing regulations. Whether and when required governmental authorizations are granted could be affected by (i) adverse developments in Teledyne’s or FLIR’s regulatory standing or any other factors considered by regulators in granting such approvals; (ii) governmental, political or community group inquiries, investigations or opposition; or (iii) changes in legislation or the political environment generally. As a condition to authorization of the Mergers, governmental authorities may impose requirements, limitations or costs or place restrictions on the conduct of Teledyne’s business after completion of the Mergers. Such conditions, terms, obligations or restrictions may have the effect of delaying or preventing the closing of the Mergers or imposing additional material costs on or materially limiting the revenues of the combined company following the Mergers, or otherwise adversely affecting Teledyne’s businesses and results of operations after completion of the Mergers. In addition, these terms, obligations or restrictions may result in the delay or abandonment of the Mergers.

Teledyne’s and FLIR’s existing business relationships with third parties may be disrupted due to uncertainty associated with the Mergers, which could have an adverse effect on the results of operations, cash flows and financial position of Teledyne and FLIR.

Parties with which either Teledyne or FLIR do business may experience uncertainty associated with the Mergers, including relating to current or future business relationships with Teledyne, FLIR or the combined business. Teledyne’s and FLIR’s existing business relationships may be disrupted as parties with which Teledyne or FLIR do business may attempt to negotiate changes in existing business relationships or instead consider entering into business relationships with parties other than Teledyne, FLIR or the combined business. These disruptions could have an adverse effect on the businesses, financial condition, results of operations or prospects of the combined business, including an adverse effect on Teledyne’s ability to realize the anticipated benefits of the Mergers. The risk, and adverse effect, of such disruptions could be exacerbated by a delay in completion of the Mergers or termination of the Merger Agreement.

Certain executive officers and directors of FLIR and Teledyne may have interests in the Mergers that might differ from your interests as a stockholder of FLIR or as a stockholder of Teledyne, as applicable.

In considering the recommendation of the board of directors of FLIR (the “FLIR Board”) to vote for the FLIR Merger Proposal, FLIR stockholders should be aware that the non-employee directors and executive officers of FLIR have certain interests in the Mergers that may be different from or in addition to the interests of FLIR stockholders generally. These interests include, among others, the accelerated vesting of outstanding equity awards pursuant to the Merger Agreement, potential severance benefits and other payments and rights to ongoing indemnification and insurance coverage. The FLIR Board was aware of and considered those interests, among other matters, when evaluating and negotiating the Merger Agreement and approving the Merger Agreement, and in making its recommendation that the stockholders approve the FLIR Merger Proposal. Additionally, one director on the FLIR Board, Michael T. Smith, also serves on the board of directors of Teledyne (the “Teledyne Board”) and it is expected that Mr. Smith will continue to serve on the Teledyne Board after the consummation of the Mergers.

Failure to complete the Mergers could negatively impact the stock price and the future business and financial results of each of Teledyne and FLIR.

If the Mergers are not completed for any reason, the ongoing businesses of Teledyne and FLIR may be adversely affected, and without realizing any benefits of having completed the Mergers, Teledyne and FLIR would be subject to a number of risks, including the following:

•	Teledyne and FLIR may experience negative reactions from the financial markets, including negative impacts on their respective stock prices;

•	Teledyne and FLIR may experience negative reactions from their employees;

•

Teledyne and FLIR may experience adverse impacts on their relationships with customers, vendors and industry contracts which could adversely affect their respective results of operations and financial condition;

•	Teledyne and FLIR will be required to pay certain costs relating to the Mergers, whether or not the Mergers are completed;

•

Teledyne and FLIR may have expended substantial commitments of time and resources on matters relating to the Mergers (including integration planning), which would otherwise have been devoted to day-to-day operations and other opportunities that may have been beneficial to either Teledyne or FLIR as an independent company; and

•	in certain circumstances, Teledyne or FLIR may be required to pay a termination fee of $250 million to the other party.

In addition to the above risks, if the Merger Agreement is terminated and either party’s board of directors instead seeks an alternative transaction, such party’s stockholders cannot be certain that such party will be able to find another party willing to engage in a transaction on more attractive terms than those contemplated by the Merger Agreement.

If the Mergers are not completed, these risks may materialize and may adversely affect Teledyne’s and/or FLIR’s businesses, financial condition, results of operations and stock prices.

The Merger Agreement subjects Teledyne and FLIR to restrictions on their respective business activities during the period while the Mergers are pending.

The Merger Agreement contains restrictions on the ability of Teledyne and FLIR to take certain actions and generally obligates each of Teledyne and FLIR to conduct its business and the business of its subsidiaries in all material respects in the ordinary course during the period of time while the Mergers are pending absent the prior written consent of the other party. These restrictions could prevent Teledyne and FLIR from pursuing certain business opportunities that arise prior to the consummation of the Mergers or termination of the Merger Agreement and are outside the ordinary course of business. If Teledyne or FLIR is unable to take actions it believes are beneficial, such restrictions could have an adverse effect on Teledyne’s or FLIR’s, as applicable, business, financial condition and results of operations.

The Merger Agreement contains provisions that could discourage a potential competing acquirer of FLIR from making a favorable proposal and, in specified circumstances, could require FLIR to make a termination payment to Teledyne.

Pursuant to the Merger Agreement, FLIR has agreed, among other things, not to (i) solicit proposals relating to certain alternative acquisition transactions, (ii) engage in discussions or negotiations with respect to certain alternative transaction proposals or provide information in response to proposals relating to certain alternative acquisition transactions, (iii) make any statements or recommendations in support of certain alternative acquisition transaction proposals or (iv) approve or enter into any agreements providing for any such alternative acquisition transactions, in each case subject to certain exceptions to permit members of the FLIR Board to comply with their duties as directors under applicable law. Notwithstanding these “no-shop” restrictions, prior to obtaining FLIR stockholder approval of the FLIR Merger Proposal, under certain specified circumstances the FLIR Board may change its recommendation to stockholders and FLIR may also terminate the Merger Agreement to accept a superior acquisition proposal upon payment of a $250 million termination fee to Teledyne.

These provisions could discourage a potential competing acquirer that might have an interest in acquiring all or a significant part of FLIR from considering or proposing such an acquisition or might result in a potential competing acquirer proposing to pay a lower value than it might otherwise have proposed to pay because of the added expense of the termination fee that may become payable in certain circumstances under the Merger Agreement.

The shares of Teledyne Common Stock to be received by FLIR stockholders upon completion of the Mergers will have different rights from shares of FLIR Common Stock.

FLIR stockholders, whose rights are currently governed by FLIR’s certificate of incorporation, FLIR’s bylaws, and Delaware law, will upon completion of the Mergers become stockholders of Teledyne and as such, their rights will be governed by the Teledyne Certificate of Incorporation and the Teledyne Bylaws, although they will continue to be governed by Delaware law. As a result, FLIR stockholders will have different rights than they currently have as FLIR stockholders, which may be less favorable than their current rights.

After the Mergers, FLIR stockholders and Teledyne stockholders will have lower ownership and voting interests in Teledyne than they currently have in FLIR and Teledyne, respectively, and will exercise less influence over management.

Based on the number of shares of FLIR Common Stock and the FLIR equity awards outstanding as of March 2, 2021, Teledyne estimates that it will issue approximately 9.7 million shares of Teledyne Common Stock pursuant to the Merger Agreement. The actual number of shares of Teledyne Common Stock to be issued and reserved for issuance in connection with the Mergers will be determined at completion of the Mergers based on the terms of the Merger Agreement and the number of shares of FLIR Common Stock outstanding at that time. Based on the number of shares of Teledyne Common Stock and FLIR Common Stock outstanding as of February 23, 2021 current Teledyne stockholders are expected to own approximately 79.2% of Teledyne Common Stock outstanding immediately following the Mergers, and current FLIR stockholders are expected to own approximately 20.8% of Teledyne Common Stock outstanding immediately following the Mergers, each on a fully diluted basis (without giving effect to any shares of Teledyne Common Stock that may be held by FLIR stockholders prior to the Mergers). Consequently, current FLIR stockholders and current Teledyne stockholders will have less influence over the management and policies of Teledyne after the Mergers than they currently have over the management and policies of FLIR and Teledyne, respectively.

Litigation challenging the Mergers may increase costs and prevent the Mergers from being completed within the expected timeframe, or from being completed at all.

Teledyne, FLIR and members of their respective boards of directors may in the future be parties to various claims and litigation related to the Merger Agreement or the Mergers. One of the conditions to completion of the Mergers is the absence of any judgment, order or injunction that has the effect of prohibiting completion of the Mergers. Accordingly, if litigation is filed challenging the Mergers and a plaintiff is successful in obtaining an order enjoining completion of the Mergers, then such order may prevent the Mergers from being completed, or from being completed within the expected time frame. Moreover, litigation could be time consuming and expensive, could divert the attention of Teledyne’s and FLIR’s management away from their regular businesses, and, if adversely resolved against either Teledyne or FLIR or their respective directors, could have a material adverse effect on Teledyne’s and FLIR’s respective financial condition.

Teledyne and FLIR will incur significant transaction costs in connection with the Mergers.

Teledyne and FLIR expect to incur a number of non-recurring costs associated with the Mergers and combining the operations of the two companies. The significant, non-recurring costs associated with the Mergers include, among others, fees and expenses of financial, legal and other advisors and representatives, filing fees due in connection with filings required by governmental agencies and filing fees and printing and mailing costs for the joint proxy statement/prospectus. Some of these costs have already been incurred or may be incurred regardless of whether the Mergers are completed, including a portion of the fees and expenses of financial advisors, legal advisors and other advisors and representatives and filing fees for the joint proxy statement/ prospectus. Teledyne also will incur significant transaction fees and costs related to its debt financing and in connection with its formulating and implementing integration plans with respect to the two companies. Teledyne continues to assess the magnitude of these costs, and additional unanticipated costs may be incurred in the Mergers and the integration of the two companies’ businesses. Although Teledyne expects that the elimination of duplicative costs, as well as the realization of other efficiencies related to the integration of the businesses, should allow Teledyne to offset integration-related costs over time, this net benefit may not be achieved in the near term, or at all.

Unplanned future events and conditions could reduce or delay the accretion to earnings that is currently projected by Teledyne in connection with the Mergers.

While no assurances can be given as to future financial performance, Teledyne currently believes that the acquisition of FLIR will be immediately accretive to earnings, excluding transaction costs and intangible asset amortization. This expectation is based on preliminary estimates, which may materially change. Furthermore, unplanned future events and conditions could reduce or delay the accretion that is currently projected or result in the Mergers being dilutive to Teledyne’s earnings per share, including adverse changes in market conditions, additional transaction and integration related costs and other factors such as the failure to realize some or all of the benefits anticipated in the Mergers. Any dilution of, reduction in or delay of any accretion to, Teledyne’s earnings per share could cause the price of shares of Teledyne Common Stock to decline or grow at a reduced rate.

Each of Teledyne and FLIR are required, under certain circumstances, to pay a termination fee, which, if paid, may materially and adversely affect such party’s financial results.

Teledyne may be required, under certain circumstances in connection with a termination of the Merger Agreement, to pay FLIR a termination fee of $250 million, which could materially and adversely affect Teledyne’s financial condition and results of operations. Additionally, FLIR may be required, under certain circumstances in connection with a termination of the Merger Agreement, to pay Teledyne a termination fee of $250 million, which may materially and adversely affect FLIR’s financial results.

There can be no assurance that Teledyne will be able to secure the funds necessary to pay the cash portion of the merger consideration in connection with the Mergers and refinance certain existing indebtedness on acceptable terms, in a timely manner or at all.

Teledyne intends to pay the cash portion of the consideration for the Mergers, refinance certain existing indebtedness of Teledyne and FLIR, and pay other fees and expenses required to be paid in connection with the Mergers from cash on hand and borrowings. Teledyne entered into a financing commitment pursuant to a commitment letter (the “Commitment Letter”) with BofA Securities, Inc. and Bank of America, N.A., under which such lenders have committed to provide Teledyne with a $4.5 billion senior 364-day bridge facility (the “Bridge Facility”). The funding of the Bridge Facility provided for in the Commitment Letter is contingent upon the satisfaction of customary conditions, including execution and delivery of definitive documentation with respect to the Bridge Facility and consummation of the Mergers in accordance with the Merger Agreement. The actual documentation governing the Bridge Facility has not been finalized, and accordingly, the actual terms may differ from the description of such terms in the Commitment Letter. Teledyne expects to replace some or all of the Bridge Facility prior to the closing of the Mergers with permanent financing. There can be no assurance that the permanent financing will be completed on favorable terms, in a timely manner or at all, or in the event the debt financing contemplated by the Bridge Facility is not available, other financing may not be available on acceptable terms, in a timely manner or at all. If Teledyne is unable to obtain debt financing, the Mergers may be delayed or may not be completed.

The COVID-19 pandemic may delay or prevent the completion of the Mergers.

On January 30, 2020, the World Health Organization declared the coronavirus disease 2019 (“COVID-19”) outbreak as a global health emergency. On March 11, 2020, the World Health Organization raised the COVID-19 outbreak to “pandemic” status. Given the ongoing and dynamic nature of the COVID-19 pandemic, it is difficult to predict the impact of that crisis on the businesses of Teledyne and FLIR, and there is no guarantee that efforts by Teledyne or FLIR to address the adverse impact of the COVID-19 pandemic will be effective. If either Teledyne or FLIR is unable to recover from a business disruption on a timely basis, Teledyne’s business and financial condition and results of operations following the completion of the Mergers could be adversely affected. The Mergers may also be delayed or adversely affected by the COVID-19 pandemic, or become more costly due to Teledyne policies, FLIR policies or government policies and actions to protect the health and safety of individuals, or government policies or actions to maintain the functioning of national or global economies and markets could delay or prevent the completion of the Mergers. Teledyne or FLIR may also incur additional costs to remedy damages caused by such disruptions, which could adversely affect its financial condition or results of operations.

If the Mergers do not qualify as a tax-free reorganization, there may be adverse tax consequences.

The Mergers are intended to qualify as a tax-free reorganization within the meaning of Section 368(a) of the Code. The closing of the Mergers is conditioned on the receipt by FLIR of an opinion of counsel to the effect that the Mergers will qualify as a tax-free reorganization within the meaning of Section 368(a) of the Code. However, this legal opinion will not be binding on the Internal Revenue Service or on the courts. If, for any reason, the Mergers were to fail to qualify as a tax-free reorganization, then a U.S. holder of FLIR Common Stock generally would recognize gain or loss, as applicable, equal to the difference between the sum of the amount of cash and the fair market value of Teledyne Common Stock received by the U.S. holder in the exchange and the U.S. holder’s tax basis in its shares of FLIR Common Stock surrendered.

Risks Related to the Combined Company Following the Mergers

Different factors may affect the market price of Teledyne Common Stock after the Mergers than those that currently affect the market price of FLIR Common Stock.

Upon completion of the Mergers, holders of shares of FLIR Common Stock will become holders of shares of Teledyne Common Stock. Teledyne’s business differs from that of FLIR’s in important respects, and, accordingly, the results of operations of Teledyne after the Mergers, as well as the market price of Teledyne Common Stock, may be affected by factors different from those currently affecting the results of operations of FLIR and the market price of FLIR Common Stock. For a discussion of the respective businesses of Teledyne and FLIR and certain factors to consider in connection with those businesses.

After completion of the Mergers, Teledyne may fail to realize the anticipated benefits and cost savings of the Mergers, which could adversely affect the value of Teledyne Common Stock.

The success of the Mergers will depend, in significant part, on Teledyne’s ability to realize the anticipated benefits and cost savings from combining the businesses of Teledyne and FLIR. This success will depend largely on Teledyne’s ability to successfully integrate the business of FLIR. If Teledyne is not able to successfully integrate FLIR’s business within the anticipated time frame, or at all, the anticipated cost savings and other benefits of the Mergers may not be realized fully, or at all, or may take longer to realize than expected, the combined business may not perform as expected and the value of the Teledyne Common Stock may be adversely affected.

Teledyne and FLIR have operated and, until completion of the Mergers, will continue to operate independently, and there can be no assurances that their businesses can be integrated successfully. Teledyne and FLIR will be required to devote significant management attention and resources to integrating their business practices and operations. It is possible that the integration process could result in the loss of key Teledyne or FLIR employees, the loss of customers, the disruption of either company’s or both companies’ ongoing businesses, unexpected integration issues or liabilities, higher than expected integration costs, and an overall post-completion integration process that takes longer than originally anticipated. The difficulties of combining the operations of the companies include, among others:

•	experiencing unforeseen expenses or delays associated with the integration;

•	combining certain of the companies’ operations, financial, reporting and corporate functions;

•	integrating the companies’ technologies;

•	integrating FLIR’s suite of imaging sensor products with Teledyne’s product offerings;

•	identifying and eliminating redundant and underperforming functions and assets;

•	harmonizing the companies’ operating practices, employee development and compensation programs, internal controls and other policies, procedures and processes;

•	maintaining existing agreements with customers and suppliers;

•	addressing possible differences in corporate cultures and management philosophies;

•	consolidating the companies’ administrative and information technology infrastructure;

•	coordinating sales, distribution and marketing efforts;

•	moving certain businesses and positions to different locations;

•	coordinating geographically separate organizations; and

•	effecting potential actions that may be required in connection with obtaining regulatory approvals.

In addition, at times, the attention of certain members of either company’s or both companies’ management and resources may be focused on the integration of the businesses of the two companies and diverted from day-to-day business operations, which may disrupt each company’s ongoing business and the business of the combined company. If Teledyne does not successfully manage these issues and the other challenges inherent in integrating businesses of the size and complexity of Teledyne and FLIR, then Teledyne may not achieve the anticipated benefits of the Mergers on a timely basis or at all and Teledyne’s revenue, expenses, operating results and financial condition could be materially and adversely affected.

The future results of the combined company may be adversely impacted if Teledyne does not effectively manage its expanded operations following completion of the Mergers.

Following completion of the Mergers, the size of the combined company’s business will be significantly larger than the current size of either Teledyne’s or FLIR’s respective businesses. Teledyne’s ability to successfully manage this expanded business will depend, in part, upon management’s ability to implement an effective integration of the two companies and its ability to manage a combined business with significantly larger size and scope with the associated increased costs and complexity. Teledyne’s management may not be successful and Teledyne may not realize the expected operating efficiencies, cost savings and other benefits currently anticipated from the Mergers.

Teledyne and FLIR may have difficulty retaining, motivating, and attracting executives and other employees in light of the Mergers, including those experienced with post-acquisition integration, and failure to do so could seriously harm the combined company.

The success of the combined company following the Mergers largely depends on the skills, experience and continued efforts of executive officers and employees of each of Teledyne and FLIR. As a result, to be successful, Teledyne must retain and motivate executives and other employees and keep them focused on the strategies and goals of the combined company. However, uncertainty about the effect of the Mergers on Teledyne and FLIR employees may impair Teledyne’s and FLIR’s ability to retain, motivate and attract personnel prior to and following the Mergers. Employee retention may be particularly challenging during the period while the Mergers are pending, as employees of Teledyne and FLIR may experience uncertainty about their future roles with the combined business. If employees of Teledyne or FLIR depart, the integration of the companies may be more difficult and the combined business following the Mergers may be harmed. Furthermore, Teledyne may incur significant costs in identifying, hiring and retaining replacements for departing employees and may lose significant expertise and talent relating to the businesses of Teledyne or FLIR, and Teledyne’s ability to realize the anticipated benefits of the Mergers may be adversely affected. In addition, there could otherwise be disruptions to or distractions for the workforce and management associated with integrating employees into Teledyne.

The effects of the COVID-19 pandemic could adversely affect the business, results of operations and financial condition of Teledyne, FLIR and the combined company following the completion of the Mergers.

The transmission of COVID-19 and efforts to contain its spread have resulted in significant travel restrictions and disruptions, significant disruptions to business operations, supply chains and customer activity, event cancellations and restrictions, service cancellations, quarantines and related government actions and policies, as well as general concern and uncertainty that has negatively affected the U.S. and global economy and financial environments. The ultimate impact of the COVID-19 pandemic on the business, results of operations and financial condition of Teledyne, FLIR or the combined company is uncertain and difficult to predict, but the COVID-19 pandemic could cause sudden, significant disruptions in their respective business operations, including the following:

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Teledyne and FLIR have experienced, and the combined company may experience, disruptions in the supply chain from the actions of governments or businesses intended to contain or slow the spread of the virus, such as closing factories or other operations that produce components necessary for the products of Teledyne, FLIR and the combined company, quarantining individuals around major commercial hubs, and/or restricting the transportation of goods and services;

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Each of Teledyne, FLIR and the combined company may experience significant workplace disruptions as a result of employees in their respective production facilities becoming sick or being quarantined as a result of exposure to COVID-19;

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Delays in inspection, acceptance and payment by the customers of Teledyne, FLIR or the combined company, or delays in governmental or international orders, could affect sales and cash flows of Teledyne, FLIR or the combined company;

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Pursuant to government closure orders intended to contain or slow the spread of the virus, FLIR has been required to close certain of its facilities that perform work that is deemed non-essential. One or more additional facilities could become subject to similar orders, which could further disrupt the operations of FLIR or the combined company if the work performed at such facilities cannot be conducted remotely; or

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Deterioration of worldwide credit and financial markets could adversely affect the ability of Teledyne, FLIR or the combined company to obtain financing on favorable terms and continue to meet their respective liquidity needs.

In addition, across the globe, the response to the pandemic generally has involved a dramatic, rapid reduction in social and economic activity, which has led to a global recession which could be protracted. Accordingly, the global economic downturn caused by the pandemic could significantly reduce demand for certain products and services of Teledyne, FLIR or the combined company, particularly those with industrial or consumer applications. Teledyne and FLIR continue to monitor the rapidly evolving situation related to COVID-19. The effects described above, alone or taken together, could have a material adverse effect on the business, results of operations, legal exposure, or financial condition of Teledyne, FLIR or the combined company.

The market price of Teledyne Common Stock may decline as a result of the Mergers.

The market price of Teledyne Common Stock may decline as a result of the Mergers if the combined company does not achieve the perceived benefits of the Mergers as rapidly or to the extent anticipated by financial or industry analysts, or if the effect of the Mergers on the combined company’s financial results is not consistent with the expectations of financial or industry analysts.

In addition, upon consummation of the Mergers, FLIR stockholders and Teledyne stockholders will own interests in a company operating an expanded business with a different mix of properties, risks and liabilities. Current FLIR stockholders and Teledyne stockholders may not wish to continue to invest in Teledyne, or for other reasons may wish to dispose of some or all of their shares of Teledyne Common Stock. If, following the Effective Time, significant amounts of Teledyne Common Stock are sold, the price of Teledyne Common Stock could decline.

Teledyne does not currently pay dividends and, following the Mergers, the combined company is not expected to pay dividends.

Teledyne does not currently pay dividends and currently does not intend to pay dividends following the Mergers. Teledyne anticipates retaining any future earnings to fund the development and growth of its business, including through potential acquisitions. Teledyne also intends to use cash to service and repay indebtedness, including indebtedness Teledyne will incur to finance the Mergers, and to fund share repurchases. Any future decision to pay any dividends will be made at the discretion of the Teledyne Board. Stockholders of the combined company will have no contractual or other legal right to dividends that have not been declared by the Teledyne Board.

The incurrence by Teledyne of substantial indebtedness in connection with the financing of the Mergers along with the planned assumption of FLIR’s existing senior notes may have an adverse impact on Teledyne’s liquidity, limit Teledyne’s flexibility in responding to other business opportunities and increase Teledyne’s vulnerability to adverse economic and industry conditions.

Teledyne expects to incur a significant amount of indebtedness in connection with the financing of the Mergers, which Teledyne expects will be funded using borrowings along with cash on hand. Teledyne may also incur additional indebtedness through the planned assumption of FLIR’s existing senior notes. The use of indebtedness to finance the Mergers will reduce Teledyne’s liquidity and could cause Teledyne to place more reliance on cash generated from operations to pay principal and interest on Teledyne’s debt, thereby reducing the availability of Teledyne’s cash flow for working capital, dividend and capital expenditure needs or to pursue other potential strategic plans. Teledyne expects that the agreements it will enter into with respect to the indebtedness it will incur to finance the Mergers or in connection with the planned assumption of FLIR’s existing senior notes will contain negative covenants, that, subject to certain exceptions, will include limitations on indebtedness, liens, dispositions, investments and mergers and other fundamental changes. Teledyne’s ability to comply with these negative covenants can be affected by events beyond its control. The indebtedness and these negative covenants will also have the effect, among other things, of limiting Teledyne’s ability to obtain additional financing, if needed, limiting its flexibility in the conduct of its business and making Teledyne more vulnerable to economic downturns and adverse competitive and industry conditions. In addition, a breach of the negative covenants could result in an event of default with respect to the indebtedness, which, if not cured or waived, could result in the indebtedness becoming immediately due and payable and could have a material adverse effect on Teledyne’s business, financial condition or operating results.

Following completion of the Mergers, the credit rating of the combined company could be downgraded and/or the combined company may fail to obtain an investment grade rating, which may increase borrowing costs or trigger an obligation to make an offer to purchase FLIR’s $500 million senior notes.

By reason of the debt incurred to finance the cash portion of the consideration for the Mergers, the combined company will have a considerably higher level of indebtedness than Teledyne and FLIR currently have in the aggregate, and there can be no assurance that the credit ratings of the existing Teledyne debt or the existing FLIR debt will not be subject to a downgrade below investment grade. If a ratings downgrade were to occur or if the combined company fails to obtain an investment grade rating, the combined company could experience higher borrowing costs in the future and more restrictive debt covenants, which would reduce profitability and diminish operational flexibility. Specifically, in the event that FLIR’s existing senior notes are downgraded below investment grade as a result of the Mergers, the terms of these notes will require the combined company to commence a change of control offer after the closing of the Mergers.

Because of higher debt levels, Teledyne may not be able to service its debt obligations in accordance with their terms after the completion of the Mergers.

Teledyne’s ability to meet its expense and debt service obligations contained in the agreements Teledyne expects to enter into with respect to the indebtedness Teledyne will incur to finance the Mergers will depend on Teledyne’s available cash and its future performance, which will be affected by financial, business, economic and other factors, including potential changes in laws or regulations, industry conditions, industry supply and demand balance, customer preferences, the success of Teledyne’s products and pressure from competitors. If Teledyne is unable to meet its debt service obligations after the Mergers or should Teledyne fail to comply with its financial and other negative covenants contained in the agreements governing its indebtedness, Teledyne may be required to refinance all or part of its debt, sell important strategic assets at unfavorable prices, incur additional indebtedness or issue common stock or other equity securities. Teledyne may not be able to, at any given time, refinance its debt, sell assets, incur additional indebtedness or issue equity securities on terms acceptable to Teledyne, in amounts sufficient to meet Teledyne’s needs. If Teledyne is able to raise additional funds through the issuance of equity securities, such issuance would also result in dilution to Teledyne stockholders. Teledyne’s inability to service its debt obligations or refinance its debt could have a material and adverse effect on its business, financial condition or operating results after the Mergers. In addition, Teledyne’s debt obligations may limit its ability to make required investments in capacity, technology or other areas of its business, which could have a material adverse effect on its business, financial condition or operating results.

The Teledyne Bylaws, and therefore the combined company, designate the Court of Chancery of the State of Delaware as the sole and exclusive forum for certain lawsuits between Teledyne and its stockholders, which could limit stockholders’ ability to obtain a judicial forum that it finds favorable for such lawsuits and make it more costly for stockholders to bring such lawsuits, which may have the effect of discouraging such lawsuits.

The Teledyne Bylaws provide that, unless it consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will be, to the fullest extent permitted by law, the sole and exclusive forum for any (i) derivative action or proceeding brought on behalf of Teledyne, (ii) action asserting a claim of breach of a fiduciary duty owed by any of Teledyne’s directors, officers, employees or agents to Teledyne or its stockholders, (iii) action asserting a claim arising pursuant to any provision of the DGCL, the Teledyne Certificate of Incorporation or the Teledyne Bylaws, (iv) any action to interpret, apply, enforce or determine the validity of the Teledyne Certificate of Incorporation or the Teledyne Bylaws or (v) action asserting a claim governed by the internal affairs doctrine. The Teledyne Bylaws also provide that any person or entity purchasing or otherwise acquiring or holding any interest in shares of Teledyne’s capital stock will be deemed to have notice of and consented to this forum selection provision.

However, this forum selection provision is not intended to apply to any actions brought under the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder and Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. Accordingly, the forum selection provision in the Teledyne Bylaws will not relieve Teledyne of its duties to comply with the federal securities laws and the rules and regulations thereunder, and its stockholders will not be deemed to have waived our compliance with these laws, rules and regulations.

Nevertheless, this forum selection provision in the Teledyne Bylaws may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or any of Teledyne’s directors, officers and other employees, which may discourage lawsuits with respect to such claims, although Teledyne’s stockholders will not be deemed to have waived our compliance with federal securities laws and the rules and regulations thereunder. In addition, stockholders who do bring a claim in the Court of Chancery in the State of Delaware could face additional litigation costs in pursuing any such claim, particularly if they do not reside in or near Delaware. While Teledyne believes the risk of a court declining to enforce the forum selection provision contained in the Teledyne Bylaws is low, if a court were to find the provision inapplicable to, or unenforceable in respect of, one or more of the specified types of actions or proceedings, it may incur additional costs associated with resolving such action in other jurisdictions, which could harm Teledyne’s business, operating results and financial condition.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K contains forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995, with respect to management’s beliefs about the financial condition, results of operations and businesses of Teledyne in the future. Forward-looking statements involve risks and uncertainties, are based on the current expectations of the management of Teledyne and are subject to uncertainty and changes in circumstances. The forward-looking statements contained herein may include statements about the expected effects on Teledyne of the proposed acquisition of FLIR, the anticipated timing and scope of the proposed transaction, anticipated earnings enhancements, estimated cost savings and other synergies related to the proposed transaction, costs to be incurred in achieving synergies, anticipated capital expenditures and product developments, and other strategic options. All statements made in this communication that are not historical in nature should be considered forward-looking.

Actual results could differ materially from these forward-looking statements. Many factors could change the anticipated results, including: ongoing challenges and uncertainties posed by the COVID-19 pandemic for businesses and governments around the world; the occurrence of any event, change or other circumstances that could give rise to the right of Teledyne or FLIR or both to terminate the merger agreement; the outcome of any legal proceedings that may be instituted against Teledyne or FLIR in connection with the merger agreement; the failure to obtain necessary regulatory approvals (and the risk that such approvals may result in the imposition of conditions that could adversely affect the combined company or the expected benefits of the transaction) or stockholder approvals or to satisfy any of the other conditions to the proposed transaction on a timely basis or at all; the failure to obtain the debt portion of the financing for the proposed transaction; the inability to complete the acquisition and integration of FLIR successfully, to retain customers and key employees and to achieve operating synergies, including the possibility that the anticipated benefits of the proposed transaction are not realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of the two companies or as a result of the strength of the economy and competitive factors in the areas where Teledyne and FLIR do business; the possibility that the proposed transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; the parties’ ability to meet expectations regarding the timing, completion and accounting and tax treatments of the proposed transaction; changes in relevant tax and other laws; the inability to develop and market new competitive products; inherent uncertainties involved in the estimates and judgments used in the preparation of financial statements and the providing of estimates of financial measures, in accordance with U.S. GAAP and related standards; operating results of FLIR being lower than anticipated; disruptions in the global economy; the spread of the COVID-19 virus resulting in production, supply, contractual and other disruptions, including facility closures and furloughs and travel restrictions; customer and supplier bankruptcies; changes in demand for products sold to the defense electronics, instrumentation, digital imaging, energy exploration and production, commercial aviation, semiconductor and communications markets; funding, continuation and award of government programs; cuts to defense spending resulting from existing and future deficit reduction measures or changes to U.S. and foreign government spending and budget priorities triggered by the COVID-19 pandemic; impacts from the United Kingdom’s exit from the European Union; uncertainties related to the policies of the new U.S. Presidential Administration; the imposition and expansion of, and responses to, trade sanctions and tariffs; escalating economic and diplomatic tension between China and the United States; and threats to the security of our confidential and proprietary information, including cyber security threats. Lower oil and natural gas prices, as well as instability in the Middle East or other oil producing regions, and new regulations or restrictions relating to energy production, including with respect to hydraulic fracturing, could further negatively affect our businesses that supply the oil and gas industry. Disruptions from the production delay of Boeing’s 737 Max aircraft and continued weakness in the commercial aerospace industry will negatively affect the markets of our commercial aviation businesses. In addition, financial market fluctuations affect the value of the company’s pension assets.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELEDYNE TECHNOLOGIES INCORPORATED

By:	/s/ Melanie S. Cibik
Melanie S. Cibik
Senior Vice President, General Counsel, Chief Compliance Officer and Secretary
Dated: March 8, 2021